UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2008

ONCOGENEX PHARMACEUTICALS, INC.

(Exact name of small business issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21243 (Commission File Number)	95-4343413 (IRS Employer Identification No.)

1522 217th Place S.E.

Bothell, Washington 98021

(Address of Principal Executive Offices) (Zip Code)

(425) 487-9500

(Registrant’s telephone number)

Sonus Pharmaceuticals, Inc.

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 – Registrant’s Business and Operations

Item 1.02  Termination of a Matrial Definitive Agreement.

See Item 2.01

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

On August 21, 2008, the Company completed its acquisition (the “Arrangement”) of OncoGenex Technologies Inc. (“OncoGenex Technologies”), as contemplated by the arrangement agreement between the Company and OncoGenex Technologies dated May 27, 2008.  The Company’s press release dated August 21, 2008 is attached as Exhibit 99.1.

Reverse Stock Split; Reduction in Authorized Shares; Name Change

Effective August 20, 2008, after the close of the market, the Company amended its certificate of incorporation to:

•      effect a reverse stock split (the “Reverse Stock Split”) pursuant to which every eighteen (18) shares of the Company’s issued and outstanding common stock were, automatically and without any action on the part of the holders thereof, reclassified and changed into one (1) share of the Company’s common stock, par value $0.001 per share (each, a “Share”), thereby reducing the number of issued and outstanding Shares from approximately 37,089,679 Shares to approximately 2,060,538 Shares, before accounting for the elimination of resulting fractional Shares;

•      reduce the number of authorized Shares from 75,000,000 to 11,019,930; and

•      change the Company’s name to “OncoGenex Pharmaceuticals, Inc.”

The Arrangement

On August 21, 2008, at 12:01 a.m. (Pacific time) (the “Effective Time”), the Arrangement became effective.  Pursuant to the Arrangement, the Company issued approximately 3,449,393 post-split Shares, before accounting for the elimination of resulting fractional Shares (the “Consideration Shares”), to the former shareholders and debentureholders of OncoGenex Technologies in exchange for all of the issued and outstanding shares and debentures of OncoGenex Technologies, and OncoGenex Technologies became a wholly-owned subsidiary of the Company.

The Arrangement Agreement provided that 1,388,875 of the Consideration Shares (the “Escrow Shares”) were to be placed in escrow pending the achievement of certain milestones, on the terms and conditions specified in an escrow agreement (the “Escrow Agreement”) among the Company, the former shareholders and debentureholders of OncoGenex Technologies, and Computershare Trust Company of Canada, as escrow agent.  The Escrow Agreement became effective August 21, 2008.  Fractional Escrow Shares resulting from the allocation of the 1,388,875 Escrow Shares among former shareholders and debentureholders of OncoGenex Technologies will be eliminated.  On the same date, the board of directors of the Company determined that OncoGenex Technologies had satisfied one of the milestones, the completion of a special protocol assessment on the patient population, study design, trial endpoints, statistical analyses and size of a registration clinical trial with OGX-011, resulting in the release of 25% of the Escrow Shares, or approximately 347,237 Shares, from escrow.  The remaining approximately 1,041,638 Escrow Shares will be released from escrow upon the completion of the milestones specified in the Escrow Agreement or, if such milestones have not been satisfied prior to August 21, 2014, any Escrow Shares remaining in escrow at such time will be cancelled.

Immediately after giving effect to the Arrangement and the release of 25% of the Escrow Shares, the former shareholders and debentureholders of OncoGenex Technologies hold approximately 53.9% of the Company’s Shares and the stockholders of the Company prior to the Arrangement hold approximately 46.1% of the Company’s Shares, excluding the remaining Escrow Shares.  If the remaining Escrow Shares are included, the former shareholders and debentureholders of OncoGenex Technologies hold approximately 62.6% of the Company’s Shares and the stockholders of the Company prior to the Arrangement hold approximately 37.4% of the Company’s Shares.

The Arrangement resulted in the following adjustments to the issued and outstanding stock options of the Company and OncoGenex Technologies:

•      at the Effective Time, the Company assumed the OncoGenex Technologies Amended and Restated Stock Option Plan (the “Plan”) and all of the issued and outstanding options thereunder (the “Assumed Options”) pursuant to an assumption, amending and confirmation agreement dated August 21, 2008 between the Company and OncoGenex Technologies.  The total option pool assumed under the Plan was 414,709 Shares, of which 324,026 Shares are issuable pursuant to Assumed Options exercisable at exercise prices ranging from $1.2972 and $18.9384 per Share, and 90,683 Shares remain available for grant under the Plan;

•      the vesting of the outstanding options to purchase Shares under the Company’s 2007 Stock Performance Incentive Plan accelerated in accordance with the terms of the plan and such options will remain outstanding until exercised or terminated in accordance with their terms;

•      the outstanding stock options to purchase Shares under the Company’s 1991 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan were not subject to accelerated vesting, but will remain outstanding until exercised or terminated in accordance with their terms; and

•      all other outstanding options to purchase Shares terminated in accordance with their terms.

Board and Management Changes

Effective at the Effective Time of the Arrangement, the size of the Company’s board of directors was increased from five directors to seven directors, George W. Dunbar, Jr. and Robert E. Ivy resigned as directors of the Company, and Scott Cormack, Neil Clendeninn and Patrick R. Brady were appointed to fill three of the vacancies on the Company’s board of directors.  Prior to the Arrangement, Mr. Cormack and Dr. Clendeninn were directors of OncoGenex Technologies and Mr. Brady was a board observer of OncoGenex Technologies.  The Company’s directors intend to appoint an independent director to fill the remaining vacancy at a future date, subject to the identification of an appropriate candidate.

Following the Arrangement, the new board reconstituted the board committees as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee
Michelle G. Burris (Chair) Patrick R. Brady Dwight Winstead	Dwight Winstead (Chair) Neil Clendeninn Michelle G. Burris	Patrick R. Brady Neil Clendeninn Michelle G. Burris Dwight Winstead Michael Martino

Mr. Martino was appointed to the Nominating and Governance Committee pursuant to a Nasdaq rule which permits the appointment of one non-independent member to the Committee if the board of directors determines that such appointment is in the best interests of the company and its stockholders.  Immediately prior to appointing Mr. Martino to the Nominating and Governance Committee, the board of directors determined that his appointment was in the best interests of the Company and its stockholders as a result of his familiarity with the Company’s corporate governance policies and the value of continuity to the Company and its stockholders.  The board of directors also amended the terms of the Nominating and Governance Committee Charter to expressly permit the appointment of one non-independent member where permitted by Nasdaq and applicable law.

The board of directors resolved to defer the grant of stock options to the newly appointed and continuing directors until the reconstituted Comensation Committee and board of directors has had additional time to evaluate the Company’s director compensation policy.

The Company appointed the following persons to serve as the officers of the Company:  Scott Cormack as the Company’s Chief Executive Officer and President, Stephen Anderson as the Company’s Chief Financial Officer and Secretary and Cindy Jacobs, Ph.D, M.D., as the Company’s Executive Vice President and Chief Medical Officer.  Prior to the Arrangement, each of the foregoing individuals held the same positions with OncoGenex Technologies.

As agreed in the Arrangement Agreement, Michael Martino, the Company’s former Chief Executive Officer and President, and Alan Fuhrman, the Company’s former Senior Vice President and Chief Financial Officer (the “Former Officers”), have been terminated as officers and employees of the Company.  Each of the Former Officers has executed a release of all claims, known and unknown, against the Company.  Pursuant to the terms of the Former Officers’ change of control/severance agreements, the Company has agreed to make termination payments to Mr. Martino of $1,125,376.20, plus accrued vacation and executive life and disability premium reimbursement, and to make termination payments to Mr. Fuhrman of $255,900.00, plus accrued vacation and executive life and disability premium reimbursement.  The Company is required to offer the Former Officers contined participation in certain benefit plans.  The Company has also accepted the resignation of K.C. Schaaf as Secretary before appointing Mr. Anderson to this position.

Amendments to Arrangement Agreement

Prior to the Effective Time, two amendments were made to the Arrangement Agreement that the Company determined were not material to the Company.  In the first amendment, effective August 11, 2008, certain obligations of the Company relating to Canadian securities law matters were waived and amended, subject to the Company being designated a reporting issuer under the Securities Act (British Columbia).  The Company obtained such reporting issuer status effective August 13, 2008.  In addition, the Company had previously agreed that, if requested by OncoGenex Technologies, the Company would use all reasonable commercial efforts to cause its common stock to be listed on the Toronto Stock Exchange prior to the Effective Time.  In the first amendment, the Company agreed to use its best commercial efforts to cause its common stock to be listed on the Toronto Stock Exchange by September 23, 2008.

In the second amendment, effective August 15, 2008, the parties agreed to correct a typographical error in the principal amount of certain of the OncoGenex Techologies debentures and to make other related corrections.

Incorporation by Reference

The information set forth in the Company’s proxy statement on Schedule 14A dated July 3, 2008 is incorporated herein by reference, except to the extent superseded by the more recent statements set forth in this report.

Item 2.05  Costs Associated With Exit or Disposal Activities.

The Company intends to enact a reduction in workforce effective August 21, 2008 (the “Reduction in Workforce”) pursuant to which the combined workforce of the Company and its subsidiaries, including OncoGenex Technologies, will be reduced by approximately 50%, leaving the combined entities with 25 full-time and 2 part-time employees.  The Company is undertaking the Reduction in Workforce in order to conserve cash and align its workforce with its anticipated staffing needs.

In connection with the Reduction in Workforce, the Company expects to incur expenses associated with one-time termination benefits of approximately $1.2 million, including approximately $1.1 million of severance expenses and $0.1 million attributable to the continuation of medical insurance benefits.  It is currently anticipated that these expenses will be incurred in the third quarter of 2008.

Section 3 – Securities and Trading Markets

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company commenced trading on the Nasdaq Capital Market under the symbol “OGXI” effective at the market opening on August 21, 2008.

Item 3.02  Unregistered Sale of Equity Securities.

The securities issued by the Company pursuant to the Arrangement were issued in reliance upon the exemption from Securities Act registration requirements provided by Section 3(a)(10) of the Act, following a determination by the Supreme Court of British Columbia that the Arrangement, including the issuance of such securities to the securityholders of OncoGenex Technologies, was fair to such securityholders.  See Item 2.01.

Item 3.03  Material Modification to Rights of Security Holders.

See Item 2.01

Section 5 – Corporate Governance and Management

Item 5.01  Changes in Control of Registrant.

See Item 2.01

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 2.01

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

Incorporated by reference to the Company’s proxy statement on Schedule 14A dated July 3, 2008.

(b)           Pro forma financial information.

Incorporated by reference to the Company’s proxy statement on Schedule 14A dated July 3, 2008.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.

Date: August 21, 2008	/s/ Scott Cormack
Scott Cormack
President, Chief Executive Officer and Director